Exhibit 99.1

FOR IMMEDIATE RELEASE

Avinger Granted Continued Listing Decision From Nasdaq

REDWOOD CITY, Calif., January 19, 2018 (GLOBE NEWSWIRE) — Avinger, Inc. (NASDAQ: AVGR), a leading developer of innovative treatments for peripheral artery disease (PAD), announced today that the Company has received formal notification that the Nasdaq Hearings Panel (the “Panel”) has granted the Company’s request for the transfer of its listing from The Nasdaq Global Market to The Nasdaq Capital Market, pursuant to an extension through March 31, 2018 to evidence compliance with all applicable requirements for continued listing on Nasdaq, including the applicable $1.00 bid price and $2.5 million stockholders’ equity requirements. The Company is taking definitive steps to timely evidence compliance with the terms of the Panel’s decision; however, there can be no assurance that it will be able to do so. The Company’s common stock will begin trading on The Nasdaq Capital Market effective with the open of business today, January 19, 2018.

Commenting on the Panel’s decision, Jeff Soinski, Avinger’s president and CEO, noted, “We’re pleased with the Panel’s decision and appreciate the additional time we now have to regain compliance with Nasdaq’s listing standards. We are excited about the progress we’re continuing to make in the product development and commercial aspects of our business, and this decision by Nasdaq provides additional time for us to execute on our plans to materially improve the capitalization of the Company.”

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first-ever image-guided, catheter-based system that diagnoses and treats patients with peripheral artery disease (PAD). Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, California. For more information, please visit www.avinger.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding future compliance with Nasdaq listing requirements and the improvement of the Company’s capitalization. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include our dependency on a limited number of products; our ability to demonstrate the benefits of our Lumivascular platform; the resource requirements related to Pantheris; the outcome of clinical trial results; potential exposure to third-party product liability, intellectual property and other litigation; lack of long-term data demonstrating the safety and efficacy of our Lumivascular platform products; experiences of high-volume users of our products may lead to better patient outcomes than those of physicians that are less proficient; reliance on third-party vendors; dependency on physician adoption; reliance on key personnel; and requirements to obtain regulatory approval to commercialize our products; as well as the other risks described in the section entitled “Risk Factors” and elsewhere in our quarterly Form 10-Q filing made with the Securities and Exchange Commission on November 14, 2017. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward-looking statements.

Public Relations Contact:

Phil Preuss

VP of Marketing & Business Operations

Avinger, Inc.

(650) 241-7900

pr@avinger.com

Investor Contact:

Matt Ferguson

Chief Business Officer & CFO

Avinger, Inc.

(650) 241-7917

ir@avinger.com

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